Exhibit 99.1

Drone Aviation Appoints David V. Aguilar as Chairman of the Board, Dan Erdberg as Chief Executive Officer

Company Accelerates Management Succession Strategy Following Passing of Jay Nussbaum, Chairman and CEO

JACKSONVILLE, FL – September 5, 2019 – Drone Aviation Holding Corp. (OTCQB: DRNE) (“Drone Aviation” or the “Company”), a manufacturer of specialized tethered aerial monitoring and communications platforms serving national defense and homeland security customers, announced today that following the passing of its Chairman and CEO, Jay Nussbaum, on August 31, 2019, it has implemented a management succession strategy, appointing current board member, David V. Aguilar, as Chairman and appointing its current President, Dan Erdberg, to the position of Chief Executive Officer and director.

Mr. Aguilar, who formerly served as the Acting Commissioner of U.S. Customs and Border Protection until his retirement in 2013, was named to Drone Aviation’s Board of Directors in January 2017. As Chairman, Mr. Aguilar will continue to contribute his valuable insights and expertise in his role as Chairman.

Mr. Erdberg has served as President of the Company since October 2015 and served as its Chief Operating Officer from June 2014 until October 2015. As President, Mr. Erdberg has been primarily responsible for corporate development, strategic partnerships and capital markets strategies.

Mr. Aguilar said, “When Jay asked me to join Drone Aviation, I was eager to support his vision because I recognized the potential for our tethered technology to positively impact the operations of the brave men and women that serve and protect this country. For the past two years, I have enjoyed working closely with Jay and the Drone Aviation team as they further developed and refined our product and sales strategies. Through hard work and dedication, management’s efforts are now beginning to produce tangible results and I’m honored to advance Jay’s long-term vision as Chairman of the Board.”

“Jay was committed to building a business that would empower people and enterprises to harness the potential of our tethered drone technology. Our growing deployments with customers, including the U.S. Border Patrol and the U.S. Army, are testaments to both his vision and focus. It is with great respect and admiration for all that Jay accomplished that we honor his legacy and build upon the foundation he created,” said Mr. Erdberg. “On behalf of the entire team at Drone Aviation, our partners and shareholders, we wish to thank Jay for his contributions and send our heart-felt condolences to the Nussbaum family.”

Mr. Nussbaum joined the Board as Chairman in June 2015 and was named CEO of Drone Aviation in April 2016. He played a pivotal role in advancing Drone Aviation’s corporate development and commercialization programs, its recapitalization, and the recruitment of its management team and Board of Directors.

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (OTCQB: DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms including lighter-than-air aerostats and drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a patented tether system, Drone Aviation’s products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement, commercial, and industrial applications. For more information about Drone Aviation, please visit www.DroneAviationCorp.com or view our reports and filings with the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as information in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the ability to support future military needs for advanced voice and data communications applications, the continuation of growing demand for drones for military and state and local law enforcement authorities. The Company’s financial results and the forward-looking statements could be affected by many factors, including, but not limited to, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, changes in appropriations by Congress and reduced funding for defense procurement and research and development programs, and our ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Relations for Drone Aviation Holding Corp.:

Steve Gersten

813-334-9745

investors@droneaviationcorp.com

and

Bret Shapiro, Managing Director

CORE IR

561-479-8566

brets@coreir.com

Media Relations for Drone Aviation Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net

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